OMNIBUS WAIVER AND MODIFICATION AGREEMENT

This Omnibus Waiver and Modification Agreement, made as of May 11, 2011 (the “Agreement”), is being entered into among Mesa Energy Holdings, Inc., a Delaware corporation (the “Borrower”), and the subscribers executing this agreement as set forth on the signature pages hereto (the “Subscribers”).

WHEREAS, the Borrower and Subscribers entered into a subscription agreement (the “Subscription Agreement”) pursuant to which the Borrower issued convertible notes (the “Notes”) which were secured pursuant to a security agreement (the “Security Agreement” and together with the Subscription Agreement and Notes, the “Transaction Documents”), which Transaction Documents may be amended by a Majority in Interest as defined therein; and

WHEREAS, in conjunction with one or more contemplated acquisitions (an “Additional Acquisition”), the Borrower would like to raise additional funds (the “Additional Investment”); and

WHEREAS, in connection with the Additional Investment, the maturity date of the Notes would be extended and the conversion price of the Notes lowered in exchange for the Subscribers agreeing to remove the existing Coal Creek property from the Security Agreement and subordinate all remaining claims to the Additional Investment; and

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1.          Subject to paragraph 4, the Notes are hereby amended as follows: (i) the Maturity Date of the Notes, as defined therein, is hereby amended to July 31, 2013, and (ii) Section 2.1(b) of the Notes is hereby amended so that the Fixed Conversion Price, as defined therein, to $0.125.

2.          Subject to paragraph 4, section 9(b) of the Subscription Agreement is hereby amended so that the Pink Sheets is included in the definition of “Principal Market” and the Subscribers hereby waive any defaults and any damages from such defaults under the Transaction Documents as a result of the Borrower’s common stock being quoted on the Pink Sheets.

3.          Subject to paragraph 4, (i) section 3.2 of the Security Agreement is hereby amended so that the definition of “Collateral” excludes any property owned by the Borrower relating to the Coal Creek Prospect in Oklahoma, and (ii) the Security Agreement is hereby amended so that the security interest granted to the Subscribers shall be subordinate to the security interest for the benefit of the holders of the Additional Investment. The Subscribers shall prepare, execute and file amended UCC-3 financing statements, at the Borrowers cost and expense. In addition, the Subscribers covenant that they shall execute such additional documents as reasonably requested, including a subordination agreement, if requested in connection with the Additional Investment.

4.          This Agreement shall only be binding once it has been executed by a Majority in Interest of the Subscribers and further provided that (i) an Additional Acquisition, and (ii) the Additional Financing, are completed by July 31, 2011.

5.          Each of the Subscribers executing this agreement represent to the other signatories hereto that it remains the holder of all the securities issued to it by the Borrower and that no portion of its securities have been, converted, paid or exchanged.

6.          Except as specifically set forth herein, all other terms of the Transaction Documents remain in full force and effect.

7.          In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

8.          This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

9.          The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

10.         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the parties agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

11.         This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or PDF transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the date first written above.

MESA ENERGY HOLDINGS, INC.

/s/ RANDY M. GRIFFIN
By: Randy M. Griffin
Its: Chief Executive Officer

[Subscriber signatures page on the following page]

Subscribers Signature Page

WHALEHAVEN CAPITAL FUND LIMITED

/s/ ERIC WEISBLUM
By: Eric Weisblum
Its: Partner

CHESTNUT RIDGE PARTNERS, LP

/s/ KENNETH HOLZ
By: Kenneth Holz
Its: C.F.O.

BRIO CAPITAL L.P.

/s/ SHAYE HIRSCH
By: Shaye Hirsch
Its: Managing Partner